$75
DM

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

DEC 18 1998

No. C14039-92

Dean Heller
DEAN HELLER, SECRETARY OF STATE

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
(After Issuance of Stock)

Filed by:

SIERRA RESOURCE GROUP, INC.
Name of Corporation

We the undersigned SANDRA J. ANDRE, President
President or Vice President

PAUL W. ANDRE, Secretary
Secretary or Assistant Secretary
of SIERRA RESOURCE GROUP, INC.
Name of Corporation

do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 16th day of December, 1998, adopted a resolution to amend the original articles as follows:

RESOLVED: That Article FOURTH of the Articles of Incorporation be amended to read in full as follows:

"FOURTH. That the total number of shares of stock which the Corporation shall have authority to issue is Twenty Five Million (25,000,000). The par value of each of such shares is $.001. All such shares are one class and are shares of Common Stock. The holders of shares of Common Stock of the Corporation shall not be entitled to preemptive or preferential rights to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue. Upon the amendment of this Article to read as herein above set forth, each one (1) outstanding shares is split, reconstituted and converted into One Thousand (1,000) shares."

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,310 voting in favor; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

Sandra J. Andre
SANDRA J. ANDRE
President or Vice President

Paul W. Andre
PAUL W. ANDRE
Secretary or Assistant Secretary

State of NEVADA)
) ss.
County of CLARK)

On December 18, 1998, personally appeared before me, a Notary Public, SANDRA J. ANDRE who acknowledged that he executed the above instrument.

OFFICIAL SEAL
LYNN ANN TUCKER
Notary Public - State of Nevada
My Comm. Expires Oct. 11, 2001
No. 93-4646-1

Signature of Notary

(NOTARY STAMP OR SEAL)

State of NEVADA)
) ss.
County of CLARK)

On December 18, 1998, personally appeared before me, a Notary Public, PAUL W. ANDRE who acknowledged that she executed the above instrument.

OFFICIAL SEAL
LYNN ANN TUCKER
Notary Public - State of Nevada
My Comm. Expires Oct. 11, 2001
No. 93-4646-1

Signature of Notary

(NOTARY STAMP OR SEAL)

RECEIVED
DEC 18 1998
SECRETARY OF STATE

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090201

Filed in the office of	Document Number
	20100391172-76
Ross Miller	Filing Date and Time
Secretary of State	06/01/2010 12:15 PM
State of Nevada	Entity Number
	C14039-1992

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Sierra Resource Group, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article FOURTH of the Articles of Incorporation shall be amended to read in full as follows:

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 8,515,000

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Sierra Resource Group, Inc.
Attachment to
Certificate of Amendment to
Articles of Incorporation

"FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Sixty Million (160,000,000) of which One Hundred Fifty Million (150,000,000) shares shall be designated common stock, par value $0.001 per share and Ten Million (10,000,000) shares shall be designated preferred stock, par value $0.001 per share.

(a) Common Stock. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock registered in their name on the books of the Corporation on all matters submitted to a vote of stockholders except as the right to exercise such vote may be limited by the provisions of this Certificate of Amendment to Articles of Incorporation or of any class or series of Preferred Stock established hereunder. The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on the Preferred Stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary of the Corporation, the assets and funds of the Corporation available for distribution to stockholders, and remaining after the payment to holders of Preferred Stock of the amounts (if any) to which they are entitled, shall be divided and paid to the holders of the Common Stock according to their respective shares.

(b) Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

1. the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

2. whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

3. the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock:

4. whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

5. the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

6. whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

7. whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

8. the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

9. the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

10. any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.